United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2024

CADRE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40698	38-3873146
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

13386 International Pkwy
Jacksonville, Florida	32218
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 741-5400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CDRE	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2024, Cadre Holdings, Inc. (the “Company”) and Safariland, LLC (the “Purchaser” and together with the Company, the “Purchaser Parties”), a wholly owned subsidiary of the Company, entered into a Unit Purchase Agreement (the “Purchase Agreement”) by and among Alpha Safety Holdings, LLC (the “Seller”) and Alpha Safety Intermediate, LLC (the “Target” and together with the Seller, the “Seller Parties”), pursuant to which the Seller agreed to sell all of the issued and outstanding units of the Target to the Purchaser. The Target is engaged in the business of designing and manufacturing nuclear waste handling, transportation, and storage products, as well as radioactive material identification, protection, and alarms systems and services, including onsite support services, for commercial and governmental sectors (the “Business”). The Company has agreed to guarantee the obligations of the Purchaser under the Purchase Agreement. Capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Purchase Agreement

Under the terms of the Purchase Agreement, the Purchaser has agreed to pay $106.5 million in cash at closing for the Target, which is subject to adjustment, including customary adjustments for working capital, indebtedness, and transaction expenses. At the closing, $750,000 of the purchase price will be deposited with an escrow agent and will be available to the Purchaser Parties to satisfy any adjustment to the purchase price owed to the Purchaser Parties resulting from the closing working capital adjustment pursuant to the Purchase Agreement.

The Purchase Agreement includes customary (a) representations and warranties of the parties, (b) covenants, including covenants with respect to actions to be taken prior to the closing, including, among others, that the Target conduct and operate the Business in the ordinary course consistent with past practice until the closing of the transaction and not engage in certain kinds of activities or transactions during such period, and (c) indemnities. The Purchaser has obtained a conditionally bound representation and warranty insurance policy that will provide coverage for certain losses incurred as a result of inaccuracies or breaches of certain representations and warranties of the Seller Parties contained in the Purchase Agreement, provided that the recovery under such policy is subject to certain exclusions, policy limits and certain other terms and conditions, all as more fully described in the Purchase Agreement. The Seller Parties shall not have any liability whatsoever in respect of any such inaccuracies or breaches (or any losses or liabilities resulting therefrom), other than in the case of Fraud.

The obligations of the parties to consummate the transaction are subject to the satisfaction or waiver of customary closing conditions, including (a) the absence of any judgment, decree, order or Law entered, enacted, enforced or promulgated, or any other action taken by any Governmental Authority, if any of which would prevent the performance or the consummation of the Purchase Agreement or the consummation of any of the transactions contemplated thereby, (b) the accuracy of the representations and warranties of the parties to the Purchase Agreement, (c) the Governmental Consents shall have been obtained or deemed to have been obtained under applicable Law, (d) entry into the Escrow Agreement, and (e) other customary closing conditions.

Until the closing of the transactions contemplated by the Purchase Agreement or its earlier termination, the Target agreed not to solicit or initiate or continue any discussions or negotiations with, or provide any non-public information or documentation to, any Person (other than the Purchaser and its Affiliates) concerning the Company, or enter into any definitive agreement with any Person (other than the Purchaser and its Affiliates) effecting an Acquisition Transaction. The Purchase Agreement also contains covenants relating to taxes, employee matters and other customary covenants.

The Purchase Agreement also includes customary termination provisions including that, subject to the terms of the Purchase Agreement, either party may terminate the Purchase Agreement if the transaction has not been consummated by April 30, 2024 (the “Outside Date”).

Additionally, the parties may terminate the Purchase Agreement if the other party has materially violated or breached any representation, warranty, covenant, obligation or agreement which causes any of the conditions to closing to not be satisfied prior to the Outside Date, subject, in some cases, to the opportunity of the breaching party to cure such breach or violation.

No assurances can be given that the transactions contemplated by the Purchase Agreement will be consummated. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K (the “Report”) and is incorporated herein by reference.

The Purchase Agreement included as an exhibit to this Report is intended to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Seller Parties, the Purchaser Parties, or any of their respective subsidiaries or affiliates and/or the Business. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to that agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to that agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Seller Parties, the Purchaser Parties, or any of their respective subsidiaries or affiliates and/or the Business. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

2.1	Unit Purchase Agreement, by and among Alpha Safety Holdings, LLC, Alpha Safety Intermediate, LLC, Cadre Holdings, Inc. and Safariland, LLC, dated February 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2024

CADRE HOLDINGS, INC.

By:	/s/ Blaine Browers
Name:	Blaine Browers
Title:	Chief Financial Officer